As filed with the Securities and Exchange Commission on January 25, 2021

Registration No. 333-251290

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	85-0302351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

(602) 685-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S. Gillman

Executive Vice President and General Counsel

Mesa Air Group, Inc.

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

(602) 685-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory R. Hall

Faegre Drinker Biddle & Reath LLP

1144 15th Street, Suite 3400

Denver, Colorado 80202

(303) 607-3705

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(4)
Common stock, no par value, underlying warrants	4,899,497	$7.45(1)	$36,501,252.65(1)	$3,982.29(1)
Warrants to purchase common stock(3)	4,899,497	—	—	—

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(2)

Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act, based upon the higher of (i) $3.98, the price at which the warrants may be exercised, and (ii) $7.45, the average of the high and low prices of the registrant’s common stock on The Nasdaq Global Select Market on December 9, 2020 (a date within five business days prior to the initial filing of this registration statement).

(3)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying common stock.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where such offer or sale is not permitted.

Subject to Completion Dated January 25, 2021

Prospectus

MESA AIR GROUP, INC.

4,899,497 Shares of Common Stock

Warrants to Purchase 4,899,497 Shares of Common Stock

This prospectus covers the offer, resale or other disposition from time by the selling securityholder named herein of (i) warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to 4,899,497 shares of our common stock, no par value (“common stock”), and (ii) 4,899,497 shares of our common stock underlying the Warrants (the “Warrant Shares”). The Warrants and Warrant Shares are collectively referred to herein as the “Securities”. We are not selling any Warrants or Warrant Shares under this prospectus and will not receive any proceeds from the sale of Warrants or Warrant Shares by the selling securityholder. The selling securityholder will bear all commissions and discounts, if any, attributable to the sale of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

On October 30, 2020 (the “Treasury Loan Closing Date”), we, along with Mesa Airlines, Inc., our wholly-owned subsidiary, and certain other parties thereto entered into a Loan and Guarantee Agreement (the “Treasury Loan Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the loan program under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). In connection with our entry into the Treasury Loan Agreement, on the Treasury Loan Closing Date, we entered into a Warrant Agreement (“Warrant Agreement”) with Treasury.

Pursuant to the Treasury Loan Agreement, we received financial assistance from Treasury in the aggregate amount of $195.0 million. As compensation to Treasury for the provision of financial assistance under the Treasury Loan Agreement, we issued Warrants to Treasury to purchase up to an aggregate of 4,899,497 shares of our common stock at an initial exercise price of $3.98 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on April 9, 2020. The number of Warrant Shares to be issued is subject to adjustment as a result of anti-dilution adjustments contained in the Warrants.

Pursuant to the Warrant Agreement, we agreed to file a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”) to register the disposition of the maximum number of Warrants and Warrant Shares.

The Warrants and Warrant Shares may be sold by the selling securityholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 13.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THE RISK FACTORS CONTAINED IN DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “MESA.” The last reported sale price of our common stock on The Nasdaq Global Select Market on January 20, 2021 was $6.90 per share. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or automated quotation system.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2021.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholder may, from time to time, sell the Securities in one or more offerings or resales.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” set forth below. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company described under the caption “Where You Can Find More Information.”

Neither we nor any agent or selling securityholder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you decide to invest in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the caption “Where You Can Find More Information” in this prospectus.

Neither the delivery of this prospectus nor any sale made using this prospectus implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in or incorporated by reference in this prospectus prepared by us is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to Mesa Air Group, Inc. and includes its subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available on our website at http://investor.mesa-air.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the Securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 14, 2020;

•

Our Current Reports on Form 8-K filed with the SEC on October  13, 2020, October  15, 2020, November  2, 2020, November  9, 2020, November  16, 2020, November  20, 2020, November  24, 2020 and December 29, 2020;

•

The information from our definitive proxy statement filed on December  23, 2020 specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2020; and

•	The description of our capital stock in our Form 8-A filed with the SEC on August 9, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Investor Relations

Mesa Air Group, Inc.

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

Telephone: (602) 685-4000

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby. All statements contained herein and in the documents incorporated by reference herein other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects”, “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 14, 2020 under the heading “Risk Factors” which are incorporated herein by reference. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years ended September 30 and the associated quarters, months, and periods of those fiscal years. Each of the terms the “Company,” “Mesa Airlines,” “we,” “us” and “our” as used herein refers collectively to Mesa Air Group, Inc. and its wholly owned subsidiaries, unless otherwise stated.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We cannot assure you that forward-looking statements in this prospectus or the documents incorporated herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us to any other person that we will achieve our objectives and plans in any specified time frame, or at all.

The cautionary statements made in this prospectus and the documents incorporated herein are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 5 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page 2 of this prospectus for a further discussion on incorporation by reference.

Overview

Mesa Airlines is a regional air carrier providing scheduled flight service to 102 cities in 39 states, the District of Columbia, Canada and Mexico. As of September 30, 2020, we operated a fleet of 146 aircraft with approximately 373 daily departures and 3,200 employees. All of our flights are operated as either American Eagle or United Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc., United Airlines, Inc. and DHL Express. We have a significant presence in several of our major airline partners’ key domestic hubs and focus cities, including Dallas, Houston, Phoenix and Washington-Dulles. Our principal executive offices are located at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008 and our phone number is (602) 685-4000.

The Offering

Issuer securities to be offered by the selling securityholder	Warrants to purchase up to 4,899,497 shares of common stock (and up to 4,899,497 shares of common stock issuable upon exercise of such warrants). The Warrants have an exercise price of $3.98 per share and are exercisable until the fifth anniversary of the issuance date of the applicable Warrant. The Warrants are exercisable either through net share settlement or cash, at the Company’s option. The number of Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants. You should carefully consider the information under “Description of Capital Stock” and “Description of Warrants” and all other information included or incorporated by reference in this prospectus before investing in our securities.

Listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “MESA.” On January 20, 2021 the last reported sale price of our common stock was $6.90.

Use of Proceeds	We will not receive any proceeds from the sale of the Warrants or the Warrant Shares covered by this prospectus. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information included or incorporated by reference in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 5 of this prospectus.

RISK FACTORS

Investment in the Securities involves risks. Before you invest in the Securities, you should carefully consider the risk factors below and those incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Securities.

Risk Factors Relating to the Warrants

There is no public market for the Warrants to purchase common stock being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or automated quotation system. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock, and, if we elect to use “net cash settlement” upon exercise, such holders will receive a cash payment in lieu of shares and will not have any rights as a common stockholder.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of your Warrants, if we elect to deliver shares via “net share settlement”, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date and only with respect to the net shares delivered. If we elect to deliver cash via “net cash settlement”, you will receive a cash payment instead of common stock and will not have any rights as a common stockholder upon or after exercise of your Warrants.

The Warrants do not automatically exercise, and any Warrant not exercised prior to the expiration date will expire unexercised.

The Warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of Warrants registered in your name or any portion thereof. Any Warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

The United States Treasury is a federal agency and your ability to bring a claim against Treasury as a selling securityholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act, by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act, or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, the accompanying prospectus or the registration statement of which this prospectus is a part, or resulting from any other act or omission in connection with this offering of the Warrants by Treasury or the shares of common stock issuable upon the exercise thereof, would likely be barred.

USE OF PROCEEDS

We are registering the Warrants and the Warrant Shares on behalf of the selling securityholder, to be offered and sold by the selling securityholder from time to time. We will not receive any proceeds from the sale of the Warrants or the Warrant Shares by the selling securityholder in the offering described in this prospectus nor from the exercise of Warrants described in this prospectus, as the Warrant Agreement governing the terms of such Warrants provides for “net share settlement” or “net cash settlement.” See “Description of Warrants—Exercise of the Warrants” herein.

We have agreed to bear all of the expenses incurred in connection with the registration of the Warrants and the Warrant Shares. The selling securityholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Warrants and the Warrant Shares.

DESCRIPTION OF CAPITAL STOCK

Authorized Shares of Capital Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of November 30, 2020, there were 35,532,405 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Listing

Our common stock trades on the Nasdaq Global Select Market under the symbol “MESA.”

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors, subject to any exclusive voting or director designation rights of the holders of shares of any series of our preferred stock that we may designate in the future. The rights, preferences and privileges that may be granted to holders of our preferred stock, were we to issue such preferred stock, could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of the Company or other corporate action. We have no present plan to issue any such shares of preferred stock, although our board of directors (the “Board”) has the authority to do so without any action by our shareholders, and to fix the rights, preferences, privileges and restrictions of such preferred stock. Our shareholders do not have cumulative voting rights in the election of directors.

Dividend Rights

Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds, subject to preferences that may be applicable to any then-outstanding preferred stock and limitations under the RASPRO Lease Facility, GECAS Lease Facility (each as defined in our Annual Report on Form 10-K for the year ended September 30, 2019) and the applicable provisions of the Nevada Revised Statutes (“NRS”).

Rights upon Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights and Preferences

Our common stock has no sinking fund, redemption provisions, or preemptive, conversion, subscription or exchange rights. Holders of our common stock entitled to vote on a matter, other than with respect to the election of directors, may only take action at special or annual meetings of the shareholders where the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the shareholders by the NRS, our Second Amended and Restated Articles of Incorporation (the “Articles”) or our Amended and Restated Bylaws (the “Bylaws”), in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. Shareholders entitled to vote on the election of directors at a special or annual meeting of the shareholders at which a quorum is present may elect directors by a plurality of the votes cast. We reserve the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in our Articles, with the exception of Article 11, in the manner, and subject to approval by shareholders as now or hereafter prescribed by statute, and all rights conferred upon holders of our common stock are granted subject to this reservation.

Transfer Agent and Registrar

ComputerShare is the transfer agent and registrar for our common stock and its telephone number is (212) 805-7100.

Certain Transfer Restrictions

Our Articles impose limits on certain transfers of our stock, which limits are intended to preserve our ability to use our net operating loss carryforwards. Specifically, our Articles prohibit the transfer of any shares of our capital stock that would result in (i) any person or entity owning 4.75% or more of our then-outstanding capital stock, or (ii) an increase in the percentage ownership of any person or entity owning 4.75% or more of our then-outstanding capital stock. These transfer restrictions expire upon the earliest of (i) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute if our Board determines that such restrictions are no longer necessary to preserve our ability to use our net operating loss carryforwards, (ii) the beginning of a fiscal year to which our Board determines that no net operating losses may be carried forward, or (iii) such other date as determined by our Board. These transfer restrictions apply to the beneficial owner of the shares of our capital stock. The clients of an investment advisor are treated as the beneficial owners of stock for this purpose if the clients have the right to receive dividends, if any, the power to acquire or dispose of the shares of our capital stock, and the right to proceeds from the sale of our capital stock. Certain transactions approved by our Board, such as mergers and consolidations meeting certain requirements set forth in our Articles, are exempt from the above-described transfer restrictions. Our Board also has the ability to grant waivers, in its discretion, with respect to transfers of our stock that would otherwise be prohibited. Our Board has agreed to waive the above-referenced restrictions in our Articles to those persons or entities that acquire shares of our common stock in excess of the 4.75% threshold in this offering. Any transfer of common stock in violation of these restrictions will be void and will be treated as if such transfer never occurred.

Limited Ownership and Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Articles restrict the ownership and voting of shares of our common stock by people and entities who are not “citizens of the United States” as that term is defined in 49 U.S.C. § 40102(a). That statute defines “citizen of the United States” as, among other things, a U.S. corporation, of which the president and at least two-thirds of the board of directors and other managing officers are individuals who are citizens of the United States, which is under the actual control of citizens of the United States and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States. Our Articles prohibit any non-U.S. citizen from owning or controlling more than 24.9% of the aggregate votes of all outstanding shares of our common stock or 49.0% of the total number of outstanding shares of our capital stock. The restrictions imposed by the above-described ownership caps are applied to each non-U.S. citizen in reverse chronological order based on the date of registration on our foreign stock record. At no time may shares of our capital stock held by non-U.S. citizens be voted unless such shares are reflected on the foreign stock record. The voting rights of non-U.S. citizens having voting control over any shares of our capital stock are subject to automatic suspension to the extent required to ensure that we are in compliance with applicable law. In the event any transfer or issuance of shares of our capital stock to a non-U.S. citizen would result in non-U.S. citizens owning more than the above-described cap amounts, such transfer or issuance will be void and of no effect.

Anti-Takeover Provisions of Our Articles, Our Bylaws and the NRS

Certain provisions of the NRS deter hostile takeovers. Specifically, NRS 78.411 through 78.444 prohibit a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of two years following the date the person first became an interested shareholder, unless (with certain exceptions) the “combination” or the transaction by which the person became an interested shareholder is approved in a prescribed manner. Generally, a “combination” includes a merger, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested shareholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns or within two years prior to becoming an “interested shareholder” did own, 10% or more of a corporation’s voting power. Our Articles exclude us from the restrictions imposed by these statutes.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles provide that these statutes do not apply to us or to any acquisition of our common stock.

Section 78.139 of the NRS, to which we are subject, provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

In order to ensure that our capacity purchase agreements are not subject to early termination, our Articles prohibit the sale, transfer or assignment of our capital stock to the extent that such transfer would result in a change of control. Our Articles also grant our Board the ability to establish one or more series of preferred stock (including convertible preferred stock), to determine, with respect to any series of preferred stock, the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series, and to authorize the issuance of shares of any such series, making it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company Mesa Airlines. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company Mesa Airlines.

DESCRIPTION OF WARRANTS

The following is a brief description of the terms of the Warrants being offered by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of Warrant and Warrant Agreement filed by us with the SEC.

Exercise of the Warrants

The initial exercise price applicable to each Warrant is $3.98 per share of common stock for which the Warrant may be exercised. All or any portion of each series of Warrants may be exercised in whole or in part by surrendering the Warrant and delivering to us a completed notice of exercise attached as an annex to the Warrant at any time or from time to time on or before 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance.

Upon exercise of the applicable Warrant, we will elect to pay or deliver, as the case may be, to the exercising holder (a) cash (“Net Cash Settlement”) or (b) shares of common stock, together with cash, if applicable, in lieu of delivering any fractional shares (“Net Share Settlement”). If we elect Net Cash Settlement, we will pay the exercising holder cash equal to (i) the average market price (as defined in the Warrant) of a share of our common stock as of the date of exercise less $3.98 multiplied by (ii) the number of shares of our common stock that are issuable upon exercise of each Warrant (the “Warrant Shares”). If we elect Net Share Settlement, we will deliver to the exercising holder a number of shares of common stock equal to the product of (i) the quotient of (x) the average market price of a share of our common stock determined on the date of exercise less $3.98 divided by (y) the average market price of a share of our common stock determined on the date of exercise, multiplied by (ii) the number of Warrant Shares issuable upon exercise of the Warrant, together with cash, if applicable, in lieu of delivering any fractional shares.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. In lieu of any fractional share to which the holder would otherwise be entitled, the holder will be entitled to receive a cash payment determined according to the formula set forth in the Warrant.

Right as a Stockholder

Holders of the Warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants. Treasury has agreed not to exercise any voting rights associated with the Warrant Shares, but such restriction would not apply to future purchasers of the Warrant Shares.

Adjustments to the Warrants

Pursuant to the terms of the Warrants, Warrant Shares and the exercise price will be adjusted upon occurrence of certain events as follows.

•

In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, the number of Warrant Shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a Warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of Warrant Shares had such Warrant been exercised immediately prior to such date. The exercise price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment and (2) the exercise price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to the adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

•

In the case of certain issuances of common stock or convertible securities. If we issue shares of common stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of common stock) (collectively, “convertible securities”) (other than in permitted transactions (as defined below) or a transaction to which subsection (A) of this bullet point is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the average market price determined as of the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A) the number of Warrant Shares issuable upon the exercise of the Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “initial number”) will be increased to the number obtained by multiplying the initial number by a fraction (A) the numerator of which will be the sum of (x) the number of shares of common stock outstanding on such date and (y) the number of additional shares of common stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which will be the sum of (I) the number of shares of common stock outstanding on such date and (II) the number of shares of common stock which the aggregate consideration receivable by us for the total number of shares of common stock so issued (or into which convertible securities may be exercised or convert) would purchase at the average market price determined as of the date of the agreement on pricing such shares (or such convertible securities); and (B) the exercise price payable upon exercise of the Warrant will be adjusted by multiplying such exercise price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which will be the number of shares of common stock issuable upon exercise of the Warrant prior to such date and the denominator of which will be the number of shares of common stock issuable upon exercise of the Warrant immediately after the adjustment described in the first bullet point above; and

(B) for purposes of the foregoing, the aggregate consideration receivable by us in connection with the issuance of such shares of common stock or convertible securities will be deemed to be equal to the sum of the net offering price (including the fair market value (as defined in the Warrant) of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of common stock and “permitted transactions” will mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board, (iii) in connection with a public or broadly marketed offering and sale of common stock or convertible securities for cash conducted by us or one of our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the issue date. Any adjustment made pursuant to this provision will become effective immediately upon the date of such issuance.

•

In the case of other distributions. If we fix a record date for the making of a distribution to all holders of shares of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of our common stock and other dividends or distributions referred to in the first bullet point above), in each such case, the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the average market price of the common stock determined as of the first date on which the common stock trades regular way on the principal national securities exchange on which the common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of common stock (such amount and/or fair market value, the “per share fair market value”) divided by (y) the average market price specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. In such event, the number of Warrant Shares issuable upon the exercise of the Warrant will be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the exercise price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new exercise price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the exercise price and the number of Warrant Shares issuable upon exercise of the Warrant then in effect will be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the exercise price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of the Warrant if such record date had not been fixed.

•

In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or an affiliate of ours pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock effected while the Warrant is outstanding. If we effect a pro rata repurchase of common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date of such pro rata repurchase by a fraction of which the numerator will be (i) the product of (x) the number of shares of common stock outstanding immediately before such pro rata repurchase and (y) the average market price of a share of common stock determined as of the date of the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and of which the denominator will be the product of (i) the number of shares of common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of common stock so repurchased and (ii) the average market price per share of common stock determined as of the date of the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. In such event, the number of shares of common stock issuable upon the exercise of the Warrant will be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the exercise price in effect immediately prior to the pro rata repurchase giving rise to this adjustment by (y) the new exercise price determined in accordance with the immediately preceding sentence. The “effective date” of a pro rata repurchase means the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer which is a pro rata repurchase or the date of purchase of any pro rata repurchase that is not a tender offer or exchange offer.

•

In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders (any such transaction, a “business combination”) or a reclassification of our common stock. In the event of any business combination or reclassification of common stock (other than a reclassification of common stock referred to in the first bullet point above), the holder’s right to receive Warrant Shares upon exercise of the Warrant will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable (at the time of such business combination or reclassification) upon exercise of the Warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of the Warrant following the consummation of such business combination, if the holders of common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that the holder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a Warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of our common stock, or more.

If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.

Waivers, Amendments and Assignments

Any term of the Warrant may be amended or waived only with our written consent and the written consent of the holder. Purchasers of the Warrants will have no rights under the Warrant Agreement unless we agree to assign such rights, except with respect to certain registration rights provided for under the Warrant Agreement in connection with a transfer to a transferee of a total number of Warrant Shares and/or Warrants exercisable for at least 20% of the total number of Warrant Shares. We may assign our rights and obligations under the Warrant Agreement in connection with certain business combinations, as defined in the Warrant.

SELLING SECURITYHOLDER

In October 2020, we agreed to issue in a private placement to Treasury Warrants to purchase a number of shares of our common stock determined by a formula set forth in the Warrant Agreement. Treasury acquired the Warrants in consideration for providing financial assistance to us pursuant to the Treasury Loan Agreement.. We are registering the resale or other disposition from time to time by the selling securityholder named herein of (i) Warrants to purchase up to 4,899,497 shares of our common stock and (ii) 4,899,497 shares of our common stock issuable upon exercise of the Warrants. Subject to compliance with applicable securities laws and the terms of the Warrant Agreement, Treasury is permitted to transfer, sell, assign or otherwise dispose of all or a portion of the Warrants (or the shares of common stock issuable upon exercise of the Warrants) at any time. The Warrants are exercisable until the fifth anniversary of the issuance date of the applicable Warrant.

Pursuant to the Warrant Agreement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the maximum number of Warrants and Warrant Shares that may be issued to Treasury pursuant to the Warrant Agreement and the Warrants.

The table below sets forth information as of November 30, 2020, with respect to the selling securityholder for whom we are registering Warrants and Warrant Shares for sale to the public, the number of shares of common stock owned by the selling securityholder prior to this offering, the percentage of common stock owned by the selling securityholder prior to this offering, the number of Warrants and Warrant Shares being offered pursuant to this prospectus, the number of shares of our common stock owned by the selling securityholder upon completion of this offering, assuming all such shares are sold, and the percentage of common stock owned by the selling securityholder after this offering, assuming all such shares are sold.

In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is the number of shares of common stock issuable pursuant to the Warrants. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

As used in this prospectus, the term “selling securityholder” includes the selling securityholder listed below, and any donees, pledgees, transferees or other successors in interest selling the Warrants or Warrant Shares received after the date of this prospectus from the selling securityholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Warrant Shares Offered” represents all of the Warrant Shares that the selling securityholder may offer under this prospectus. The selling securityholder may sell some, all or none of its Warrants or Warrant Shares. The selling securityholder may sell or transfer all or a portion of its Warrants or Warrant Shares pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling securityholder will hold the Warrants or Warrant Shares before selling them, and we currently have no agreements, arrangements or other understandings with the selling securityholder regarding the sale of any of the Securities. Pursuant to the Warrant Agreement, Treasury must provide 30 days’ notice to us prior to the sale of the Warrants or any portion thereof.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 35,532,405 shares of our common stock outstanding as of November 30, 2020.

	Shares Beneficially Owned Prior to the Offering			Number of Warrant Shares Offered		Shares Beneficially Owned After the Offering (1)
Selling Securityholder	Number		%		Number of Warrants Offered	Number	%
United States Department of the Treasury	4,899,497	(2)	13.7%	4,899,497	4,899,497	—	0.0%

(1)	Assumes the selling securityholder sells all of its Warrants or shares of our common stock offered pursuant to this prospectus.
(2)	Represents 4,899,497 Warrant Shares issuable to Treasury pursuant to the Warrants.

PLAN OF DISTRIBUTION

We are registering the Warrants previously issued and the Warrant Shares issuable upon exercise of the Warrants to permit the resale of these Warrants and the Warrant Shares by the holders thereof and holders of the Warrants and Warrant Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholder of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The selling securityholder, which as used herein includes any of its pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the Warrants or Warrant Shares covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholder may offer the Securities from time to time, either in increments or in a single transaction. The selling securityholder may also decide not to sell all the Securities it is allowed to sell under this prospectus. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling securityholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Securities on any stock exchange, market or trading facility on which the Securities are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling securityholder may use any one or more of the following methods when selling the Securities:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement becomes effective;

•	an agreement with broker-dealers to sell as agent for the selling securityholders a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholder may also sell the Securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of Warrants or Warrant Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the Securities covered hereby, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus.

The selling securityholder and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the selling securityholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities. We will pay certain fees and expenses incurred by us incident to the registration of the Securities.

Because the selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

We intend to keep this prospectus effective until the earliest of the date on which the Securities (i) have been sold pursuant to an effective registration statement under the Securities Act, (ii) may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, (iii) shall have ceased to be outstanding or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreement are not assigned to the transferee of the Securities. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling securityholder or any other person. We will make copies of this prospectus available to the selling securityholder and are informing the selling securityholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The legality of the common stock issuable upon exercise of the warrants in respect of which this prospectus is being delivered will be passed on for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

The legality of the warrants in respect of which this prospectus is being delivered will be passed on for us by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements at September 30, 2020, and for the period ended September 30, 2020, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of September 30, 2019 and for each of the two years in the period ended September 30, 2019, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the Securities being registered hereby, all of which will be borne by the Company (other than any underwriting discounts, commissions and transfer taxes, which will be borne by the selling securityholders). Other than the SEC registration fee, all of the amounts listed are estimates.

All of the amounts shown are estimates.

Registration Fee	$3,982.29
Accountants’ Fees	7,500	(1)
Legal Fees and Expenses	30,000	(1)
Printing and Miscellaneous Expenses

Total	$41,482.29

(1)	Estimated. Actual amounts to be determined from time to time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada law provides that our directors and officers will not be individually liable to us, our shareholders or our creditors for any damages for any act or omission of a director or officer other than in circumstances where the presumption that the director or officer acted in good faith and with a view to the interests of the Registrant has been rebutted, and it is proven that the director or officer breaches his or her fiduciary duty to us or our shareholders and such breach involves intentional misconduct, fraud or a knowing violation of law.

Nevada law also allows a corporation to indemnify officers and directors for actions for which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our second amended and restated articles of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by Nevada law. We have entered into, and expect to continue to enter into, agreements to indemnify our directors as determined by our Board of Directors. We have entered into, and in the future may enter into, indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions under Nevada law. In addition, as permitted by Nevada law, our second amended and restated articles of incorporation include provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from certain breaches of fiduciary duties as a director or officer. The effect of these provisions is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to our best interest if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law. We are also authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions in our second amended and restated articles of incorporation, amended and restated bylaws and indemnification agreements may discourage shareholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, these provisions do not limit or eliminate our rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s or officer’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under federal securities laws. At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

ITEM 16. EXHIBITS.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description	Incorporated By Reference			Filed Herewith
		Form	Date	Number

3.1	Second Amended and Restated Articles of Incorporation of the Registrant	8-K	08/14/18	3.1

3.2	Amended and Restated Bylaws of the Registrant	8-K	08/14/18	3.2

4.1	Form of Common Stock Certificate	S-1/A	08/06/18	4.1

4.2*	Warrant Agreement, dated as of October 30, 2020 by and between Mesa Air Group, Inc. and the U.S. Department of the Treasury

4.3*	Form of Warrant

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP				X

5.2	Opinion of Faegre Drinker Biddle & Reath LLP				X

23.1	Consent of Deloitte & Touche LLP – Independent Registered Public Accounting Firm				X

23.2	Consent of Ernst & Young LLP – Independent Registered Public Accounting Firm				X

23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)

23.4	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.2)

24.1*	Power of Attorney

*	Previously filed.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on the 25th day of January, 2021.

MESA AIR GROUP, INC.

By	/s/ Jonathan G. Ornstein
Jonathan G. Ornstein
Chairman, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan G. Ornstein Jonathan G. Ornstein	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2021

* Michael J. Lotz	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2021

* Ellen N. Artist	Director	January 25, 2021

* Mitchell Gordon	Director	January 25, 2021

* Dana J. Lockhart	Director	January 25, 2021

* Harvey W. Schiller	Director	January 25, 2021

* Spyridon Skiados	Director	January 25, 2021

* Daniel McHugh	Director	January 25, 2021

*By	/s/ Jonathan G. Ornstein
Jonathan G. Ornstein, Attorney-in-fact